SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on October 19, 2017

(Exact name of issuer as specified in its charter)   Stone Bancshares, Inc.

By (Signature and title)       /s/ Stephen Ragland, CFO

This offering statement has been signed by the following person in the capacities and on the dates indicated.

(Signature)                  /s/ Stephen Ragland

(Title)                          Finance and Accounting Officer

(Date)                          10/19/2017

    /s/ Kevin Compton

Kevin Compton, President and Director

Date: 10/20/2017

     /s/ Marnie B. Oldner

Marnie B. Oldner, Director and EVP

Date: 10/20/2017

     /s/ Sonya Daniels

Sonya Daniels, Director

Date: 10/20/2017

     /s/ Charlie Daniels

Charlie Daniels, Director

Date: 10/20/2017